                                    3,000,000

                          Shares of Beneficial Interest
                                       in
                             BERTHEL GROWTH TRUST II
                           (a Delaware business trust)

                            DEALER MANAGER AGREEMENT

                                                                __________, 2000

Berthel Fisher & Company Financial Services, Inc.
100 Second Street, S.E.
Cedar Rapids, Iowa 52401

Dear Sirs:

                  1. INTRODUCTORY. TJB Capital Management, Inc., a Delaware corporation (the "Corporate Trustee") has formed a business trust organized pursuant to the Delaware Business Trust Act Berthel Growth Trust II (the "Trust"). Berthel Fisher & Company Planning, Inc. (the "Trust Advisor") has executed a Management Agreement agreeing to serve as the investment adviser for the Trust. The Trust desires to increase its capital by the sale of shares of beneficial interest in the Trust (the "Shares") in the proposed maximum amount of 2,500,000 Shares subject to increase to 3,000,000 Shares if additional Shares are sold pursuant to subsection (b) of Section 3 hereof. Each subscriber (a "Subscriber") for Shares will be required to comply with the subscription procedures set forth in the Prospectus (as herein defined), including the manual execution, personally or through an attorney-in-fact, of a subscription agreement (the "Subscription Agreement") substantially in the form attached as Exhibit B to the Prospectus.

                  Capitalized terms not defined herein shall have their respective meanings defined in the Prospectus or in the Declaration of Trust in the form attached as Exhibit A to the Prospectus.

                  2. REPRESENTATIONS AND WARRANTIES OF THE TRUST, THE CORPORATE TRUSTEE AND THE TRUST ADVISOR.

                  (a) The Trust and the Trust Advisor each represent and warrant to you that:

                        (i) A registration statement on Form N-2 (Registration No. __________) with respect to the Shares, including a preliminary prospectus, copies of which have heretofore been delivered to you, has been prepared by the Trust and the Trust Advisor in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act") , the rules and regulations (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the 1933 Act, the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations (the "1940 Act Rules and Regulations") of the Commission under the 1940 Act, has been filed with the Commission under the 1933 Act and has become effective as of _____________ 2000. Any such preliminary prospectus is hereinafter called a "Preliminary Prospectus," such registration statement, including all exhibits thereto, is hereinafter called the "Registration Statement," the final form of such prospectus (if different than the Preliminary Prospectus), if filed pursuant to rule 497(b) of the 1933 Act Rules and Regulations, is hereinafter called the "Prospectus," and any prospectus that is intended to comply with the requirements of Section 10(b) of the 1933 Act, and any supplement or amendment thereto, is hereinafter called a "Summary Prospectus."

                        (ii) The Commission has not issued an order preventing or suspending the use of a Preliminary Prospectus, and, at its date of issue, each Preliminary Prospectus conformed in all material respects with the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act, the 1940 Act Rules and Regulations, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission thereunder (the "Advisers Act Rules and Regulations") and to the knowledge of the Trust Advisor and the Trust did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; when the Registration Statement becomes effective and at all times thereafter up to and including the Initial Closing Date (as herein defined) and each Subsequent Closing Date (as herein defined) the Registration Statement and the Prospectus and any amendments or supplements thereto and any Summary Prospectus will contain all material statements and information required to be included therein by the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations and will conform in all material respects to the requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations; and at the time the Registration Statement becomes effective and at all times thereafter up to and including the Initial Closing Date and each Subsequent Closing Date, if any, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will to the knowledge of the Trust Advisor and the Trust include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any Summary Prospectus nor any supplemental sales material (when read in conjunction with the Prospectus, whether designated only for broker-dealer use or otherwise and whether written or otherwise) will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement or any Summary Prospectus in reliance upon, and in conformity with, written information furnished to the Trust or the Trust Advisor by you specifically for use in the preparation thereof.

                        (iii) After the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Trust nor the Trust Advisor has incurred material liabilities or obligations, direct or contingent, nor entered into any material transactions, and there has not been a material adverse change in the condition (financial or otherwise), business, prospects, or results of operations of the Trust or the Trust Advisor or a change in the capital or long-term debt of the Trust or the capital stock or long-term debt of the Trust Advisor, nor has the Trust Advisor declared, paid, or made a dividend or distribution on its capital stock, nor has there been a change or a development that might result in a change in the beneficial ownership of the capital stock of the Trust Advisor.

                        (iv) The financial statement, together with the related notes, set forth in the Prospectus fairly present, on the basis stated in the Registration Statement, the financial position of the Trust at the respective dates therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles except as may be set forth in the Prospectus.

                        (v) Deloitte & Touche LLP, who have expressed their opinion on the audited financial statement included in the Registration Statement, are, with respect to the Trust and the Trust Advisor, independent public accountants as required by the 1933 Act and the applicable published 1933 Act Rules and Regulations.

                        (vi) The Declaration of Trust, as amended to the date hereof is substantially in the form of the Declaration of Trust attached as Exhibit A to the Prospectus. At each Closing at which a Subscriber is to acquire Shares, such Subscriber will have paid to the Trust the full consideration due from him for the Shares subscribed for by him. All action required to be taken by the Trust as a condition to the issuance and sale of the Shares to qualified Subscribers therefor has been, or before the Initial Closing Date and each Subsequent Closing Date, if any, will have been, taken, including without limitation, the due acceptance by the Trust of each Subscriber's Subscription Agreement. Assuming that each Subscriber will have duly authorized, executed, and delivered a Subscription Agreement, the Shares, when offered and sold as described in the Registration Statement and the Declaration of Trust, will represent valid beneficial interests in the Trust, as to which the Subscribers will have no liability in excess of their respective Capital Contributions and their share of the Trust's assets and undistributed profits (subject to the obligation of a Shareholder to repay any funds wrongfully returned or distributed to him).

                        (vii) The Trust is a business trust duly formed and validly existing under the laws of the State of Delaware with full power and authority under the Declaration of Trust and the Delaware Act to conduct the business in which it is engaged or proposes to engage as described in the Prospectus; and the Trust is or will be duly formed or qualified under the laws of each other jurisdiction, if any, in which such formation or qualification is necessary to enable the Trust to conduct the business in which it is engaged or proposes to engage as described in the Prospectus.

                        (viii) The Trust Advisor has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Iowa, with power and authority (corporate and other) to act as the Trust Advisor of the Trust, to own or lease its properties, and to conduct its business as described in the Prospectus; the Trust Advisor is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its acting as the Trust Advisor of the Trust as described in the Prospectus, its ownership or leasing of properties, or the conduct of its business requires such qualification or may require such qualification and the failure to so qualify might result in material adverse consequences to the

                  Trust; and the Trust Advisor is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders required for the conduct of its business as described in the Prospectus, all of which are valid and in full force and effect. The Corporate Trustee has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to act as the corporate trustee of the Trust, to own or lease its properties, and to conduct its business as described in the Prospectus; the Corporate Trustee is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its acting as the corporate trustee of the Trust as described in the Prospectus, its ownership or leasing of properties, or the conduct of its business requires such qualification or may require such qualification and the failure to so qualify might result in material adverse consequences to the Trust; and the Corporate Trustee is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders required for the conduct of its business as described in the Prospectus, all of which are valid and in full force and effect.

                        (ix) There are no legal or governmental proceedings pending to which the Trust, the Corporate Trustee or the Trust Advisor is a party or of which any of their respective properties is the subject, which, if determined adversely to the Trust, the Corporate Trustee or the Trust Advisor, would individually or in the aggregate result in a material adverse change in the condition (financial or otherwise), business, prospects, or results of operations of the Trust, the Corporate Trustee or the Trust Advisor; and, to the best of the knowledge of the Trust, the Corporate Trustee and the Trust Advisor, no such proceedings are threatened or contemplated by governmental authorities or others.

                        (x) This Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the Trust Advisor, the Corporate Trustee and the Trust, and constitutes a legal, valid, and binding obligation of the Trust, the Corporate Trustee and the Trust Advisor enforceable in accordance with its terms.

                        (xi) The Trust Agreement has been duly and validly authorized, executed, and delivered by or on behalf of the Corporate Trustee in compliance with the terms and conditions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations, and constitutes a legal, valid, and binding obligation enforceable in accordance with its terms.

                        (xii) On the Initial Closing Date the Management Agreement between the Trust and the Trust Advisor will be substantially in the form of the Management Agreement filed as an exhibit to the Registration Statement, will have been duly and validly authorized, executed, and delivered on behalf of the Trust, will comply with the terms and conditions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations, and will constitute a legal, valid and binding obligation of the Trust enforceable in accordance with its terms.

                        (xiii)   The escrow agreement (the "Escrow
                  Agreement") among the Trust, you, and Firstar Bank, N.A., as escrow agent (the "Escrow Agent"), is substantially in the form of the escrow agreement filed as an exhibit to the Registration Statement, has been duly and validly authorized, executed, and delivered on behalf of the Trust, and constitutes a legal, valid and binding obligation of the Trust enforceable in accordance with its terms.

                        (xiv) The execution and delivery of this Agreement, the Declaration of Trust, the Management Agreement, and the Escrow Agreement, the incurrence of the obligations herein and therein set forth, and the consummation of the transactions contemplated herein, therein, and in the Prospectus will not result in a breach or violation of the terms or provisions of or constitute a default under (a) any statute, (b) any indenture, mortgage, deed of trust, note agreement, or other agreement or instrument to which either the Trust or the Trust Advisor is a party or by which either of them or the property of either of them is bound, (c) the Declaration of Trust, (d) the certificate of incorporation or bylaws of the Trust Advisor or the Corporate Trustee, each as amended to date, or
                  (e) any order, rule, or regulation applicable to the Trust, the Corporate Trustee or the Trust Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trust or the Trust Advisor.

                        (xv) No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Trust, the Corporate Trustee and the Trust Advisor of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc., (the "NASD"), or under the 1933 Act, the 1933 Act Rules and Regulations, or state securities or blue-sky laws.

                        (xvi) The Trust has elected to be treated as a business development company under the 1940 Act and has filed all statements and other documents with the Commission in connection with such election that are required by the 1940 Act, the 1940 Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1934 Act; such election has not been withdrawn by the Trust pursuant to
                  Section 54(c) of the 1940 Act; the Trust does not fail to meet any requirements for it to be a business development company; the Trust will, on the Initial Closing Date and on each Subsequent Closing Date, if any, meet all requirements for it to be a business development company; the Commission has not issued an order pursuant to Section 54(c) of the Act revoking such election or, to the best of the knowledge of the Trust and the Trust Advisor, instituted proceedings to issue such an order.

                        (xvii) There are no contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act, or the 1940 Act Rules and Regulations that have not been so filed.

                        (xviii)  The Trust Advisor has, and at all times
                  through the Initial Closing Date and each Subsequent Closing Date, if any, will have, a net worth sufficient for classification of the Trust as a partnership for federal income tax purposes under the

                  Internal Revenue Code of 1986, as amended, or any successor law thereto, and the regulations thereunder.

                        (xix) The Trust Advisor is duly registered as an investment adviser under the Advisers Act and is not prohibited from acting as the Trust Advisor of the Trust as contemplated in the Prospectus.

                  (b) For purposes of this Agreement, any certificate signed by the Trust Advisor and delivered to you shall be deemed a representation and warranty by the Trust and the Trust Advisor to you as to the matters covered thereby.

                  3.    OFFERING AND SALE OF SHARES--INITIAL AND SUBSEQUENT
CLOSINGS.

                  (a) OFFERING SIZE AND AMOUNT. On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, the Trust appoints you as exclusive Dealer Manager during the term herein specified (the "Offering Period") to use your best efforts to find subscribers for 2,500,000 Shares, subject to increase pursuant to subsection (b) of this Section 3, for the account and risk of the Trust through a public offering.

                  Subject to the performance by the Trust and the Trust Advisor of their obligations to be performed hereunder, and to the completeness and accuracy of the representations and warranties contained herein, you accept such appointment and agree on the terms and conditions herein set forth to use your best efforts to find during the Offering Period subscribers for the Shares at a public offering price of $10 per Share. Each subscriber that is an individual retirement account will be required to subscribe for at least 200 Shares (unless a greater number is otherwise specifically required under state securities or blue-sky laws) and each other subscriber will be required to subscribe for at least 500 Shares. Shares will be sold in Units of 100 Shares. Subscriptions for Shares in excess of the minimum may be made only in Units. Your appointment hereunder, which is terminable as provided in Section 10 hereof, shall continue until not later than the Termination Date, as defined in the Declaration of Trust included in the Prospectus.

                  (b) OVER-ALLOTMENT. In addition, on the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, you hereby agree to find subscribers for an additional 500,000 Shares over and above the amount indicated in subsection (a) of this Section 3, for a maximum total offering of 3,000,000 Shares, if the Trust elects to increase the number of Shares to be offered during the Offering Period.

                  (c) SOLICITING DEALERS. In connection with the performance of your obligations under this Agreement, you may, in your sole discretion, use the services of broker-dealers ("Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (NASD) and, as compensation for their services, may pay to Soliciting Dealers an amount up to 7.0% of the sales price of all Shares sold through them. Such amount will be paid to Soliciting Dealers by you only out of the compensation received by you in respect of such sales of Shares as described in Sections 3(a) and 3(b). The arrangements, if any, between you and any Soliciting Dealer shall be set forth in a Soliciting Dealer Agreement in a form filed as an Exhibit to the Registration Statement, unless the Trust shall consent to other arrangements. By executing a Soliciting Dealer Agreement, the Soliciting Dealers will agree to abide by the rules and regulations of the National Association of Securities Dealers, Inc. (including, without limitation, the provisions of Sections (b)(2) and (b)(3) of Rule 2810 of the Conduct Rules of the NASD.

                  (d) PROCESSING OF SUBSCRIPTION DOCUMENTS. Each person desiring to purchase Shares is to (i) complete and manually execute a Subscription Agreement and mail or deliver such executed Subscription Agreement to you or any Soliciting Dealer and (ii) (a) prior to Initial Closing, deliver to you or any Soliciting Dealer a check made payable to "Firstar Bank, N.A. - Escrow Agent" and after Initial Closing, deliver to you or any Soliciting Dealer a check made payable to the Trust or (b) in accordance with the Prospectus, assure that his account with his Soliciting Dealer contains or will contain cash or other good funds on the specified settlement date, in each case in the amount of $10 for each Share that he desires to purchase. Each person who authorizes his Soliciting Dealer to debit his customer account will be notified by his Soliciting Dealer of the settlement date for the purchase of such Shares. Each such person must have funds to cover his subscription payment in his account on the specified settlement date and his account will be debited on the settlement date. Each Soliciting Dealer shall either (i) forward each check received to you by noon of the first business day after receipt or (ii) forward the full purchase price of the Shares subscribed for by wire transfer payable in federal funds to the Escrow Agent (prior to the Initial Closing) or to the Trust (after the Initial Closing) by noon after the first business day after settlement for such funds and simultaneously send a telegram, telecopy or other appropriate communication stating the name of each investor and the amount of such investor's subscription funds transferred to you and the Escrow Agent or Trust, as the case may be. Simultaneous with the transfer of any check or funds to you or the Escrow Agent, each Soliciting Dealer shall forward the corresponding subscription agreement to you. You shall forward each check received by you to the Escrow Agent or to the Trust, as the case may be, by noon of the first business day following receipt of such check. You shall also forward each subscription agreement you receive (whether from a Soliciting Dealer or otherwise) to the Trust for acceptance or rejection on the first business day after receipt.

                  (e) (i) In recommending to a prospective investor the purchase of Shares, you or the Soliciting Dealer shall: (x) have reasonable grounds to believe, on the basis of information obtained from such investor concerning such investor's investment objective, other investments, financial situation, and needs, and any other information known by you, that (1) such investor is or will be in a financial position appropriate to enable such investor to realize to a significant extent the benefits described in the Prospectus, (2) such investor has a fair-market net worth sufficient to sustain the risks inherent in making an investment in the Trust, including loss of investment and lack of liquidity, and (3) an investment in the Trust is otherwise suitable for such investor; and (y) maintain documents disclosing the basis upon which a determination of suitability was reached as to each investor. You or the Soliciting Dealer shall inform each investor of all pertinent facts relating to the liquidity and marketability of an investment in Shares during the term of such investment.

                  (ii) You hereby acknowledge your responsibilities under Rule 2810(b)(2) of the Conduct Rules of the NASD, and:

                        (A) Before participating in the public offering of the Shares, you shall have reasonable grounds to believe, based on information made available to you by the Trust Advisor through the Registration Statement, the Prospectus, and other materials, that all material facts are adequately and accurately disclosed in the Registration Statement and the Prospectus and provide a basis for evaluating the Trust and investment in the Shares; and

                        (B) In determining the adequacy of disclosed facts pursuant to subsection (A) immediately preceding, you shall obtain information on material facts relating at a minimum to: items of compensation; tax aspects; financial stability and experience of the sponsor of the Trust; the Trust's conflicts and risk factors; pertinent reports and other documents; and regulatory matters.

                  (f) No subscription shall be effective unless and until accepted on behalf of the Trust by the Trust Advisor, and the Trust Advisor reserves the right, in its sole discretion, to refrain from accepting any subscription submitted. If acceptable subscriptions for at least 600,000 Shares shall not have been received by the Termination Date, all funds (if any) received from Subscribers shall be returned in full, together with, except as set forth in the Prospectus, interest earned thereon and without deduction of escrow or other fees or expenses; and your appointment and this Agreement shall terminate without obligation on your part or on the part of the Trust or the Trust Advisor, except as provided in Sections 5 and 6 hereof. You agree that each person subscribing for Shares shall have the right to receive a refund of that person's investment for a period of five business days after the date the person receives a final Prospectus.

                  (g) If by the Termination Date (or such earlier time as may be agreed upon by you and the Trust), at least 600,000 Shares shall have been properly subscribed for, or if at an earlier time all the Shares shall have been properly subscribed for, you shall notify the Trust Advisor of the aggregate number of Shares for which you have received subscriptions. Payments of the purchase price for the Shares for which you have found Subscribers shall then be made at your offices or at such other place as shall be agreed upon between you and the Trust Advisor, at 10:00 a.m., Cedar Rapids, Iowa time, on the fifth full business day after the day on which you so notify the Trust Advisor of the number of Shares subscribed for, or such other day and time (not later than ten business days thereafter) as shall be agreed upon between you and the Trust Advisor (the "Initial Closing Date").

                  (h) If fewer than all the Shares shall have been subscribed and paid for on the Initial Closing Date, then, at such time or times as are mutually agreed upon by you and the Trust during the Offering Period, one or more dates may be established on which additional Subscribers may become Shareholders of the Trust (each a "Subsequent Closing Date"). Before each Subsequent Closing Date you shall notify the Trust Advisor of the aggregate number of additional Shares for which you have received subscriptions, and then payment of the purchase price for the additional Shares for which you have found Subscribers, and delivery of subscription Agreements signed as indicated in subsection (g) with regard to such additional Shares, shall be made at your offices or at such other place as shall be agreed upon between you and the Trust Advisor, at 10:00 a.m., Cedar Rapids, Iowa time, on each Subsequent Closing Date.

                  The term "Closing Date" refers to the Initial Closing Date or any Subsequent Closing Date.

                  (i) Except as set forth in the Prospectus, interest earned on Subscribers' funds before a Closing Date shall be paid to the Trust, for distribution pursuant to the Declaration of Trust.

                  (j) As compensation for your services hereunder, the Trust shall pay you the following:

                                 (i)   a cash commission based on a sliding
                        scale that is dependent upon the number of shares purchased by a particular investor. The discount will be applied to the entire aggregate amount invested by a particular investor. The discount and selling commission is as follows:

            Amount Invested              Commission on
                  by                    Total Amount of
              an Investor                  Investment            Discount to Investor
              -----------                  ----------            --------------------
            Less than $499,999                7%                           N/A
            $500,000 to $999,999              5%                           2%
            $1,000,000 and more               2%                           5%

                                 If a particular investor uses the same name
                        and brokerage account to effect multiple purchases of Shares, all of such investor's purchases shall be combined for purposes of computing the commission. The commission rate thus determined shall apply to the aggregate of the multiple purchases by such investor.

                                 With respect to any subscription described
                        in subsections (b) and (c) above, the difference between the amount paid pursuant to subsections (b) and (c) and 7.0% of the purchase price of the Shares subscribed for by such subscription shall be paid by the Trust to the investor making such subscription, referred to in such subsections as a quantity discount in the form of a reimbursement of a portion of the purchase price of the Shares;

                        and;

                                 (ii) an Underwriting Fee in cash equal to 2.0% of the aggregate purchase price of Shares sold through you; and

                                 (iii) a Syndication Fee in cash equal to 1% of
                        the aggregate purchase price of shares sold through you;

provided, however, that the Trust shall not be obligated to pay you a commission, Underwriting Fee or Syndication Fee with respect to Shares purchased by the Trust Advisor or an affiliate of the Trust Advisor ("Management Shares"). For purposes of the foregoing, the term "affiliate" shall have the meaning specified in Rule 405 under the 1933 Act.

                  Such commission and fee shall be earned and payable only after the Trust Advisor has accepted the Subscriptions for such Shares and the funds deposited in escrow for such Shares have been released or the funds paid directly to the Trust have been delivered, and shall be paid to you by check or bank wire transfer in immediately available funds on each Closing Date with respect to the Shares (other than Management Shares) sold to Subscribers on such Closing Date.

                  (k) Neither you, the Trust, nor the Trust Advisor shall, directly or indirectly, pay or award finder's fees, commissions, or other compensation to a person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited by this provision.

                  (l) To promote the sale of Shares, the Trust or you may pay directly to registered representatives non-cash awards that, when aggregated with other non-cash awards paid in that year by affiliates of the Trust, do not exceed $100 in value per registered representative per year and provided that the aggregate of all non-cash awards paid by anyone in connection with this offering does not exceed $5,000.

                  (m) Total payments made to you and all Soliciting Dealers in connection with the offering of Shares, including sales commissions paid to you and to unaffiliated Soliciting Dealers and payments made for special marketing incentives (including the aggregate value of all non-cash awards paid directly to registered representatives), will not in the aggregate exceed 10% of the gross proceeds of the offering.

                  4. COVENANTS OF THE TRUST AND THE TRUST ADVISOR. The Trust and the Trust Advisor covenant to you that:

                  (a) They will use their best efforts to cause the Registration Statement to become effective, will advise you promptly as to the time at which the Registration Statement or any amendment thereto becomes effective, will advise you promptly of the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Summary Prospectus or of the issuance by the Commission of an order pursuant to Section 54(c) of the 1940 Act with respect to the Trust, or of the institution of any proceedings for such purposes, and will use their best efforts to prevent the issuance of any such orders and to obtain as soon as possible the lifting thereof, if issued. They will advise you promptly of a request by the Commission for an amendment or supplement to the Registration Statement or the Prospectus or any Summary Prospectus or for additional information or the receipt of comments from the Commission with respect to the Registration Statement and will not file an amendment to the Registration Statement or supplement to the Prospectus or any Summary Prospectus that shall not previously have been submitted to you within a reasonable time before the proposed filing thereof or to which you shall reasonably object in writing or which is not in compliance with the 1933 Act, the 1933 Act Rules and Regulations, the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, or the Advisers Act Rules and Regulations. They will advise you promptly of any proposed investments of the Trust arising after the effective date of the Registration Statement and before each Closing Date.

                  (b) They will prepare and file with the Commission, promptly upon your request, all amendments or supplements to the Registration Statement or the Prospectus or any Summary Prospectus that in your opinion may be necessary to enable the continuation of sales of, or dealings in, the Shares and will use their best efforts to cause the same to become effective as promptly as possible. If, by the Termination Date, subscriptions for at least 600,000 Shares shall not have been received, they will prepare and file a post-effective amendment to the Registration Statement deregistering all of the Shares registered under the 1933 Act and if, by the Termination Date, subscriptions for at least 600,000 but fewer than all Shares shall have been received, they will prepare and file a post-effective amendment to the Registration Statement deregistering the Shares remaining unsold and, in either case, will terminate the offering of Shares.

                  (c) If after the effective date of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the 1933 Act, an event relating to or affecting the Trust, the Trust's investment or the Trust Advisor occurs as a result of which the Prospectus, any Summary Prospectus, or another prospectus as then in effect would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Prospectus or any Summary Prospectus to comply with the 1933 Act, the Trust or the Trust Advisor will promptly notify you thereof and will prepare an amended or supplemented prospectus that will correct such statement or omissions. For purposes of this subsection (c), the Trust and the Trust Advisor will furnish such information with respect to themselves, the Trust's proposed investments, and the management company as you may from time to time reasonably request.

                  (d) On or before each Closing Date, the Trust will deliver to you, unless previously delivered, one signed copy of the Registration Statement and all amendments thereto including all financial statements and exhibits thereto, and will deliver to you such number of copies of the Registration Statement, including such financial statements but without exhibits, and of all amendments thereto, as you may reasonably request. The Trust and the Trust Advisor will deliver or mail to you or upon your order on the date of the commencement of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as you may reasonably request.

                  (e) They will make generally available to the Trust's shareholders as soon as practicable, but not later than seventeen months after the effective date of the Registration Statement, an earnings statement that will be in reasonable detail (but that need not be audited) and that will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement.

                  (f) They will cooperate with you to enable the Shares to be qualified for sale under the securities laws of such jurisdictions as you may designate and at your request will make such applications and furnish such information as may be required of them for such purpose; provided, however, that they shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. They will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for the distribution of the Shares.

                  (g) They will furnish to holders of Shares annual reports containing financial statements certified by independent public accountants and quarterly summary financial information in reasonable detail, which may be unaudited. So long as any Shares remain outstanding, they will deliver to you (i) copies of each annual report of the Trust and each other report and communication sent by the Trust or the Trust Advisor to holders of the Shares, (ii) as soon as they are available, copies of other reports (financial or other) and communications that the Trust or the Trust Advisor shall publish or otherwise make available to any of the Trust's security holders as such, and (iii) as soon as they are available, copies of reports and financial statements furnished to or filed with the Commission.

                  (h) They will deliver to you, from time to time, any Summary Prospectus and any supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Trust or the Trust Advisor in connection with the offering of Shares, before the use or delivery to third parties of such Summary Prospectus or such material, and they will not use or deliver to third parties any such Summary Prospectus or such material to which you shall object; provided, however, that your failure to object shall in no event be deemed an approval of any such Summary Prospectus or such material.

                  5. PAYMENT OF EXPENSES. Whether or not this Agreement becomes effective or the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Trust (or the Trust Advisor on its behalf) shall pay all expenses incident to the performance of the obligations of the Trust and of the Trust Advisor under this Agreement, including, but not limited to: all expenses and taxes incident to the sale and delivery of the Shares; all expenses incident to the registration of the Shares under the 1933 Act and the printing of copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Summary Prospectus, the supplemental sales material, any amendments or supplements thereto, the blue-sky memorandum, this Agreement, the Escrow Agreement, the Safekeeping Agreement, the Management Agreement, and the Declaration of Trust and furnishing the same to you; all filing and printing fees and expenses (including legal fees and disbursements of counsel retained for the purposes of such qualification) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as you may designate; all fees and expenses paid or incurred in connection with filings made with the NASD; all fees and expenses of the transfer agent and registrar for the Shares, and the custodian of the Trust's securities; all fees and expenses paid or incurred in connection with the execution of the Declaration of Trust, the preparation, execution and filing of the Trust's Declaration of Trust, and all amendments or supplements thereto; all fees and expenses incurred in qualifying the Trust to transact business outside of the State of Delaware; the fees and disbursements of counsel to and accountants of the Trust and the Trust Advisor; and all other costs and expenses incident to the performance of the obligations of the Trust and the Trust Advisor hereunder which are not otherwise specifically provided for in this Section 5. Notwithstanding the foregoing, you shall not be reimbursed for the fees and expenses of your counsel, except such fees and expenses as are incurred with such counsel on behalf of the Trust in qualification of the Shares under state "blue sky" laws.

                  6. INDEMNIFICATION AND CONTRIBUTION. (a) The Trust and the Trust Advisor agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the 1933 Act, and each Soliciting Dealer and each person, if any, who controls a Soliciting Dealer within the meaning of the 1933 Act, and the Trust and the Trust Advisor agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the 1933 Act against any losses, claims, damages, liabilities, or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement, the Prospectus (or any Preliminary Prospectus, the Registration Statement, the Prospectus, or any Summary Prospectus as from time to time amended or supplemented), or any supplemental sales material supplied or approved in writing by the Trust or the Trust Advisor (whether written or otherwise), provided that such supplemental sales material is accompanied with or preceded by a Prospectus,
(i) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) violates Section 206(4) of the Advisers Act or Rule 206(4)-1 promulgated thereunder, unless in either case such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust or the Trust Advisor by you or a Soliciting Dealer specifically for use in the preparation thereof; provided that in no case is the Trust or the Trust Advisor, as the case may be, to be liable with respect to any claims made against you, any Soliciting Dealer or any such controlling person unless you, such Soliciting Dealer or such controlling person shall have notified the Trust or the Trust Advisor, as the case may be, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you, such Soliciting Dealer or such controlling person, but failure to notify the Trust or the Trust Advisor, as the case may be, of any such claim shall not relieve it from any liability which it may have to you, such Soliciting Dealer or such controlling person otherwise than on account of the indemnity agreement contained in this Section. The Trust or the Trust Advisor, as the case may be, shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Trust or the Trust Advisor elects to assume the defense, such defense shall be conducted by counsel chosen by it. If the Trust or the Trust Advisor elects to assume the defense of any such suit and retain such counsel, you, such Soliciting Dealer or such controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Trust or Trust Advisor, as the case may be, shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Soliciting Dealer or such controlling person or persons, and the Trust or the Trust Advisor, as the case may be, and you, such Soliciting Dealer or such controlling person or persons have been advised by counsel that one or more legal defenses may be available to you or to them which may not be available to the Trust or the Trust Advisor, as the case may be, in which case the Trust or the Trust Advisor, as the case may be, shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement shall be in addition to any liability which the Trust or the Trust Advisor might otherwise have. Any indemnification is recoverable only out of Trust net assets and not from Shareholders.

                  (b) You and each Soliciting Dealer agree, severally and not jointly, to indemnify and hold harmless the Trust, each Trustee, the Trust Advisor, each of the Trust Advisor's directors, each of the Corporate Trustee's or Trust Advisor's officers who have signed the Registration Statement and each person, if any, who controls the Trust or the Trust Advisor within the meaning of the 1933 Act against any losses, claims, damages, liabilities or expenses (including, unless you elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the 1933 Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement, or the Prospectus (or any Preliminary Prospectus, the Registration Statement, or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust or the Trust Advisor by you or such Soliciting Dealer specifically for use in the preparation thereof; provided, however, that in no case are you or a Soliciting Dealer to be liable with respect to any claims made against the Trust, a Trustee, or a person against whom the action is brought unless the Trust, such Trustee, or such person shall have notified you or such Soliciting Dealer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust, such Trustee, or such person, but failure to notify you or such Soliciting Dealer of such claim shall not relieve you or such Soliciting Dealer from any liability that you or such Soliciting Dealer may have to the Trust, such Trustee, or such person otherwise than on account of the indemnity agreement contained in this Section. You and each Soliciting Dealer shall be entitled to participate at your and his expense, respectively, in the defense, or if you or he so elect(s) , to assume the defense of any suit brought to enforce any such liability, but, if you or he elect(s) to assume the defense, such defense shall be conducted by counsel chosen by you or him. If you or such Soliciting Dealer elect(s) to assume the defense of any such suit and retain such counsel, the Trust, the Trustees, said officers and directors, and any controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel so retained. You or such Soliciting Dealer shall not be liable to indemnify any person for any settlement of any such claim effected without your or his consent. This indemnity agreement shall be in addition to any liability that you or such Soliciting Dealer might otherwise have.

                  (c) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Trust Advisor on the one hand and the Soliciting Dealers on the other or the Trust Advisor on the one hand and you on the other, as the case may be, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Trust Advisor on the one hand and the Soliciting Dealers on the other or the Trust Advisor on one hand and you on the other, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Trust Advisor on the one hand and the Soliciting Dealers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust and the Trust Advisor bear to the total selling commissions received by the Soliciting Dealers. The relative benefits received by the Trust Advisor on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust and the Trust Advisor bear the total selling commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust, the Trust Advisor, you or the Soliciting Dealers and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Trust, the Trust Advisor, you and the Soliciting Dealers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), neither you nor a Soliciting Dealer shall be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed to the public by you or such Soliciting Dealer exceeds the amount of any damages that you or such Soliciting Dealer have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d)   Notwithstanding any other provision of this Agreement:

                        (i) No provision of this Agreement (including, without limitation, subsections (a) and (c) of this Section
                  6) shall allow indemnification to you, a Soliciting Dealer or any person who controls you or a Soliciting Dealer within the meaning of the 1933 Act against any liability, whether or not there has been an adjudication of liability, to the Trust or its partners to which you, a Soliciting Dealer or any such controlling person would otherwise be subject by reason of (A) willful misfeasance, (B) bad faith, or (C) gross negligence, in the performance of your or any such person's respective duties under this Agreement, or by reason of (D) reckless disregard of your or such person's respective obligations and duties under this Agreement (any of (A) through (D) being herein referred to as "Disabling Conduct"). Further, the advancement of Trust funds to a Sponsor or its Affiliates for legal expenses and other costs incurred as result of any legal action for which indemnification is being sought is permissible only if at least one of the following conditions is satisfied:
                  (i) the Indemnitee provides appropriate security for the undertaking; (ii) the Trust is insured against losses or expenses of defense or settlement so that the advances may be recovered; or (iii) either a Majority of the Independent Trustees who are not parties to the action, suit or proceeding or independent legal counsel in a written opinion determines, based upon a review of the then readily available facts, that there is reason to believe that the Indemnitee will be found to be entitled to indemnification under this agreement. In so doing, it shall not be necessary to employ hearing or trial-like procedures. Notwithstanding the foregoing, the advancement of Trust funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust;
                  (b) the legal action is initiated by a third party who is not a Shareholder, or the legal action is initiated by a Shareholder and a court of competent jurisdiction specifically approves such advancement; and (c) the Sponsor or its Affiliates undertake to repay the advanced funds to the Trust, together with the applicable legal rate of interest thereon, in cases in which such person is found not to be entitled to indemnification.

                        (ii) No indemnification shall be allowed to you, a Soliciting Dealer or any such controlling person under this Agreement unless one or more of the following conditions are met: (A) a court or other body before which the proceeding was brought has reached a final decision on the merits that the person to be indemnified (the "Indemnitee") was not liable by reason of Disabling Conduct; (B) in the absence of such a decision, there has been a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, by (1) the vote of a majority of the Independent Trustees of the Trust who are not parties to the proceeding or (2) independent legal counsel in a written opinion; (C) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (D) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (E) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which Shares were offered or sold as to indemnification for violations of securities laws.

                  7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties, and other statements of you, the Trust and the Trust Advisor, as set forth in this Agreement or made by them respectively pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of you, the Trust and the Trust Advisor, or any of the officers or directors of the Trust Advisor or any controlling person, and shall survive delivery of and payment for the Shares.

                  8. CONDITIONS TO YOUR OBLIGATIONS. Your obligations hereunder are subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of each closing Date, of the representations and warranties made herein by the Trust and the Trust Advisor, to the compliance at and as of each Closing Date by the Trust and the Trust Advisor with their covenants and agreements herein contained and other provisions hereof to be satisfied on or before each Closing Date, and to the following additional conditions:

                  (a) The Registration Statement shall become effective and no stop order suspending the effectiveness thereof or preventing or suspending the use of any Summary Prospectus shall have been issued and no proceedings for such purpose shall have been initiated or, to the knowledge of the Trust, the Trust Advisor, or you, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with.

                  (b) You shall not have stated in writing on or before a Closing Date to the Trust or the Trust Advisor that the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Summary Prospectus contains an untrue statement of fact that, in your opinion, is material, or omits to state a fact that, in your opinion, is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) You shall have received from Bradley & Riley PC, their opinion or opinions dated the applicable Closing Date, with respect to the status of the Trust and the Trust Advisor, the validity of the Shares, the Registration Statement, and the Prospectus, and such other related matters as you may reasonably request, and the Trust and the Trust Advisor shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (d) You shall have received a certificate, dated the applicable Closing Date, of the President of the Trust Advisor to the effect that:

                        (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of his knowledge, no proceedings for such purpose have been instituted or are pending or contemplated under the 1933 Act;

                        (ii) Neither any Preliminary Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                        (iii) After the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Trust nor the Trust Advisor has incurred material liabilities or obligations, direct or contingent, nor entered into material transactions, and there has not been a material adverse change in the condition (financial or otherwise) , business, prospects, or results of operations of the Trust or the Trust Advisor, or any change in the capital or long-term debt of the Trust Advisor, nor has the Trust Advisor declared, paid, or made a dividend or distribution on its capital stock, nor has there been a change or a development that might result in a change in the ownership of the capital stock of the Trust Advisor;

                        (iv) To the best of the knowledge of the signers, the representations and warranties of the Trust and the Trust Advisor in this Agreement are true and correct at and as of the applicable Closing Date, and the Trust and the Trust Advisor have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied on or before such Closing Date; and

                        (v) Between the date of this Agreement and the applicable Closing Date, the business and operations conducted by the Trust and the Trust Advisor have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of their respective business and operations.

                  (e) You shall have received a certificate, dated the applicable Closing Date, of the President of the Corporate Trustee to the effect that, to the best of his knowledge, the representations and warranties of the Corporate Trustee in this Agreement are true and correct at and as of such Closing Date.

                  (f) You shall have received from Bradley & Riley PC, an opinion dated the applicable Closing Date to the effect that the Trust will be treated as a partnership, and not as an association taxable as a corporation, for federal income tax purposes and that they reaffirm as of such Closing Date their opinion filed as Exhibit 2.n-2 to the Registration Statement.

                  (g) The Trust, the Trust Advisor and the Corporate Trustee shall have furnished to you such additional certificates as you may have reasonably requested as the accuracy, at and as of the applicable Closing Date, of the representations and warranties made herein by them, as to compliance, at and as of such Closing Date, by them with their covenants and agreements herein contained and other provisions hereof to be satisfied on or before such Closing Date, and as to other conditions to your obligations hereunder.

                  If any of the conditions hereinabove provided for in this
Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Trust of such termination in writing or by telegram on or before the applicable Closing Date, but you shall be entitled to waive any of such conditions.

                  9. EFFECTIVE DATE. This Agreement shall become effective at 10:00 a.m., Cedar Rapids, Iowa time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Sections 5 and 6 shall at all times be effective.

                  10. TERMINATION. This Agreement (except for the provisions of Section 5) may be terminated by the Trust at any time before it becomes effective in accordance with Section 9 by notice to you and may be terminated by you at any time before it becomes effective in accordance with
Section 9 by notice to the Trust. In the event of a termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party other than as provided in Sections 5 and 6.

                  This Agreement may be terminated by you after it becomes effective by notice to the Trust (i) if on or before a Closing Date trading in securities on the New York or American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on either such exchange, or a banking moratorium shall have been declared by United States authorities; (ii) if on or before a Closing Date there shall have been an outbreak of hostilities between the United States and a foreign power or of another insurrection of armed conflict involving the United States which, in your judgment, makes it impracticable or inadvisable to offer or sell the Shares; (iii) if there shall have been a development involving particularly the business or properties or securities of the Trust or the Trust Advisor or the transactions contemplated by this Agreement that, in your judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus; or (iv) if there shall be litigation pending or threatened, that, in your judgment, makes it impracticable or inadvisable to offer or deliver the Shares on the terms contemplated by the Prospectus.

                  11. NOTICES. All communications hereunder shall be in writing and, (a) if sent to you, shall be mailed, delivered, or telegraphed and confirmed to you at your address first above given in this Agreement, and
(b) if sent to the Trust or the Trust Advisor, shall be mailed, delivered, or telegraphed and confirmed to the following: c/o Leslie D. Smith, 701 Tama Street, Building B, PO Box 609, Marion, Iowa 52302-0609.

                  12. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon you, the Trust and the Trust Advisor, and their respective successors and legal representatives. Nothing expressed in this Agreement is intended or shall be construed to give a person other than the persons mentioned in the preceding sentence a legal or equitable right, remedy, or claim under or in respect of this Agreement or provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements, and indemnities of the Trust and the Trust Advisor contained in this Agreement shall also be for the benefit of the person or persons, if any, who control you within the meaning of Section 15 of the 1933 Act, and your indemnities shall also be for the benefit of each director of the Trust Advisor, each of its officers who has signed the Registration Statement, and the person or persons, if any, who control the Trust and the Trust Advisor within the meaning of Section 15 of the 1933 Act.

                  13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                    Very truly yours,

                                    BERTHEL GROWTH & INCOME TRUST I

                                    By: BERTHEL FISHER & COMPANY PLANNING, INC.
                                           Trust Advisor

                                           By
                                             ----------------------------------
                                           HENRY ROYER, President


                                    By: TJB CAPITAL MANAGEMENT, INC.
                                           Corporate Trustee

                                           By
                                             ----------------------------------
                                                 THOMAS J. BERTHEL, Chief
                                                 Executive Officer


Accepted and delivered
as of the date first
above written.

BERTHEL FISHER & COMPANY FINANCIAL SERVICES, INC.

By
  ---------------------------------
     DWIGHT E. WHEELAN, President